Exhibit 10.23
N. Charleston Home2

ASSIGNMENT OF CONTRACT

          THIS ASSIGNMENT (the “Assignment”) is made effective as of this 8th day of February, 2011, by and between APPLE SUITES REALTY GROUP, INC., a Virginia corporation (the “Assignor”), and APPLE TEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation (the “Assignee”).

RECITALS

          A. The Assignor and The Generation Companies, LLC, a North Carolina limited liability company (“Seller”) have executed a Purchase Contract dated November 5, 2010, as amended (the “Contract”) whereby Seller agreed to sell, and the Assignor agreed to purchase, certain real property located in Charleston, South Carolina, as more particularly described in the Contract.

          B. The Assignor now desires to assign its rights under the Contract to the Assignee.

WITNESSETH

          FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Assignment. The Assignor hereby assigns and conveys to Assignee all of its right, title and interest in, to and under the Contract.

          2. Assumption. The Assignee hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day first above written.

ASSIGNOR:

APPLE SUITES REALTY GROUP, INC., a Virginia corporation

By:	/s/ Nelson Knight

Name:	Nelson Knight
Title:	Vice President

ASSIGNEE:

APPLE TEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:	/s/ David P. Buckley

Name:	David P. Buckley
Title:	Vice President